									Exhibit 99.2

Apple Inc.
Q1 2018 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q1 2018		Q4 2017		Q1 2017		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Reportable Segments
Americas		$35,193		$23,099		$31,968		52%		10%
Europe		21,054		13,009		18,521		62%		14%
Greater China		17,956		9,801		16,233		83%		11%
Japan		7,237		3,858		5,766		88%		26%
Rest of Asia Pacific		6,853		2,812		5,863		144%		17%
Total Apple		$88,293		$52,579		$78,351		68%		13%

	Q1 2018		Q4 2017		Q1 2017		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	77,316	$61,576	46,677	$28,846	78,290	$54,378	66%	113%	-1%	13%
iPad (1)	13,170	5,862	10,326	4,831	13,081	5,533	28%	21%	1%	6%
Mac (1)	5,112	6,895	5,386	7,170	5,374	7,244	-5%	-4%	-5%	-5%
Services (2)		8,471		8,501		7,172		0%		18%
Other Products (1)(3)		5,489		3,231		4,024		70%		36%
Total Apple		$88,293		$52,579		$78,351		68%		13%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)
Includes revenue from Digital Content and Services, AppleCare, Apple Pay, licensing and other services. Services revenue in the fourth quarter of 2017 included a favorable one-time adjustment of $640 million due to a change in estimate based on the availability of additional supporting information.

(3)		Includes sales of Apple TV, Apple Watch, Beats products, iPod touch and Apple-branded and third-party accessories.